SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

Check for appropriate box:
☒    Preliminary Information Statement
☐ Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☐    Definitive Information Statement

Boomerang Systems, Inc.

(Name of Registrant As Specified In Charter)

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☒   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)           Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

2)           Aggregate number of securities to which transaction applies:

140,508,057 shares of Common Stock

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A

4)           Proposed maximum aggregate value of transaction:  N/A

5)           Total Fee paid:  N/A

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

Boomerang Systems, Inc.
355 Madison Avenue
Morristown, NJ  07960

INFORMATION STATEMENT

Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C Thereunder

We are not asking you for a Proxy and you are requested not to send us a Proxy

INTRODUCTION

This notice and information statement (the “Information Statement”) was mailed on or about October 22, 2010 to our stockholders of record as of September 28, 2010 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our outstanding shares of Common Stock executed a written consent dated September 28, 2010 (the “Consent”) providing for an amendment (the “Amendment”) to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”) increasing the number of shares of Common Stock we are authorized to issue from 200,000,000 shares to 400,000,000 shares.

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

Our Board of Directors has unanimously approved the Amendment and holders of a majority of our issued and outstanding shares of Common Stock have signed the Consent.  Accordingly, your approval is not required and is not being sought.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us.  As of September 28, 2010, we had 140,508,057 shares of Common Stock issued and outstanding.  Each share of Common Stock was entitled to one vote by written consent.

Please read this notice carefully.  It describes, among other things, certain information concerning the Amendment.  The Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 355 Madison Avenue, Morristown, New Jersey 07960.

Important Notice Regarding the Availability of Information Statement for Corporate
Action By Written Consent to be Taken no Earlier
Than on November 11, 2010

The Information Statement is available at
www.boomerangsystems.com/InvestorInfo/14C/.

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein

Boomerang Systems, Inc.
355 Madison Avenue
Morristown, New Jersey 07960

Information Statement
Pursuant to Section 14 of the Securities Exchange Act of 1934
And Regulation 14C and Schedule 14C Thereunder

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Certificate of Incorporation to increase the number of shares of Common Stock we are authorized to issue from 200,000,000 shares to 400,000,000 shares to be effective as of the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State.

Stockholders of record as of September 28, 2010, the date the holders of a majority of our issued and outstanding shares of Common Stock sufficient to amend our Certificate of Incorporation signed the Consent, are entitled to Notice of the foregoing.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/ Christopher Mulvihill
President

October 12, 2010

Table of Contents

THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

BACKGROUND AND REASON FOR THE AMENDMENT

On July 13, 2010, Boomerang Systems, Inc., completed a $7 million private offering of securities to a group of private equity investors pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) under Section 4(2) thereof and Regulation D thereunder.  The Offering was for the sale of 28,000,000 shares of the Company’s Common Stock, $0.001 par value, and warrants to purchase an equal number of shares of Common Stock.  Each share, with a warrant attached to purchase one additional share, was offered at a subscription price of $0.25 per share.  The warrants offered are exercisable for a period of 5 years at $0.25 per share.

We are currently authorized to issue 200,000,000 shares of Common Stock. As a result of the foregoing, and because it will provide us with additional authorized but un-issued shares which could be utilized in future capital raising transactions, for future acquisitions or mergers or to otherwise carry out our business objectives, our Board of Directors has determined that it is in our best interests to increase the number of shares of Common Stock we are authorized to issue from 200,000,000 to 400,000,000 shares.

 The Amendment has the effect of increasing the number of shares of Common Stock, $0.001 par value, we are authorized to issue from 200,000,000 shares to 400,000,000 shares.  The form of the amendment relating to the increase in the number of shares of Common Stock authorized is set forth in Exhibit A.  As of September 28, 2010, we had 140,508,057 shares outstanding and we had 57,992,322 warrants and options outstanding.  The increase in the authorized shares of Common Stock will not reduce or otherwise affect our outstanding shares or the shares reserved for issuance on exercise of outstanding warrants or options.

Our Board of Directors will have the authority to issue our authorized but un-issued and unreserved shares of Common Stock without further stockholder approval, subject to compliance with the rules of any stock exchange on which our shares of Common Stock may be listed at the time and other requirements of law.

As of September 28, 2010 the number of record holders our Common Stock was  264.  We have never paid a cash dividend on our Common Stock and anticipated capital requirements make it unlikely that any cash dividends will be paid on the Common Stock in the foreseeable future.

We do not, at this time, have any specific plans, proposals or arrangements to issue any of our authorized but un-issued shares of common stock for any purpose, including future acquisitions and/or financings.

The Amendment will become effective on the date that a Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

The Consent provides the necessary corporate authorization under Delaware law to enable the filing and effectiveness of such an amendment.  After the filing of the Amendment, our Certificate of Incorporation will provide for approximately 201,499,622 additional shares of Common Stock to be available for other corporate purposes in addition to the shares currently outstanding and reserved for issuance.  We have no present intention to issue such additional shares at this time.

NO APPRAISAL RIGHTS

Our stockholders are not entitled to appraisal rights under the DGCL with respect to the Amendment.

This Information Statement does not constitute an offer of any of our securities for sale.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 28, 2010, information with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to us to be the beneficial owner of more than five (5) percent of our Common Stock as well as the number of shares of Common Stock beneficially owned by all of our Directors, each of our named executive officers, and all our Directors and executive officers as a group.  The percentages have been calculated on the basis of treating as outstanding for a particular holder, all shares of our Common Stock outstanding on said date and all shares issuable to such holder in the event of exercise of outstanding options owned by such holder at said date.  As of September 28, 2010, we had 140,508,057 shares of Common Stock outstanding.

Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock

Stanley J. Checketts	15,181,343	(3)	10.3%

Mark R. Patterson	8,800,000	(4)	6.1%

Christopher Mulvihill	6,900,000	(5)	4.9%

Joseph R. Bellantoni	767,272	(6)	*

Guy Jardine	200,000	(7)	*

Maureen Cowell	550,667	(8)	*

Paul J. Donahue	31,667	(9)	*

Steven Rockefeller, Jr.	1,200,000	(10)	*

Kevin Cassidy	-		*

Anthony P. Miele, III	1,870,525	(11)	1.3%

All Directors and Executive Officers as a Group (10 persons)	35,501,473		22.7%

Certain Stockholders

Gail Mulvihill	25,659,136	(12)	18.0%

Burton I. Koffman	24,135,922	(13)	16.5%

Venturetek, LP	16,351,746	(14)	11.3%

Albert Behler	8,400,000	(15)	5.8%
* Less than 1%

(1)
This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities.  Unless otherwise indicated, the tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2)	Unless otherwise indicated, the address for each of the above is c/o Boomerang Systems, Inc., 355 Madison Avenue, Morristown, New Jersey 07960.

(3)
Includes shares held by Mr. Checketts of record and beneficially, directly and indirectly, including shares held by Stan Checketts Properties, L.C. (7,582,466), shares held by SB&G Properties, LLC (841,539).  Also includes 5,000,000 shares issuable on exercise of an option exercisable at $0.10 per share, and 1,757,339 shares issuable on exercise of a warrant exercisable at $0.25 per share. Stanley J. Checketts is the natural person who exercises voting and investment control over the shares.

(4)	Includes shares held by Mr. Patterson of record and beneficially, including 3,000,000 shares issuable on exercise of warrants exercisable at $0.25 per share.

(5)	Includes shares held by Mr. Mulvihill of record and beneficially including shares of Great Delaware & American (400,000) of which Mr. Mulvihill exercises voting and investment control.

(6)
Includes 13,938 shares held by Mr. Bellantoni’s wife and 3,333 held by Mr. Bellantoni’s father as to which Mr. Bellantoni disclaims a beneficial interest as to both.  Also includes 350,000 shares issuable on exercise of an option at an exercise price of $0.90 per share, and 400,000 shares issuable on exercise of an option at an exercise price of $0.10 per share.

(7)	Includes shares held by Mr. Jardine of record, including 150,000 shares issuable on full vesting and exercise of an option exercisable at $0.90 per share, as to which all shares are fully vested.

(8)	This includes 150,667 shares issuable on exercise of an option at $0.90 shares and 400,000 shares issuable on exercise of an option at $0.10 per share.

(9)	Includes 25,000 shares issuable on exercise of an option at an exercise price of $.90 per share.

(10)	This includes 1,200,000 shares issuable on exercise of an options at an exercise price of $0.10 per share..

(11)
Includes 1,475,000 shares held by Mr. Miele of record and beneficially, and includes five year warrants granted on various dates and expiring through November 2014 to purchase 395,525 shares at prices ranging from $0.58 to $1.25 per share.

(12)
Includes 15,200,694 shares held by Gail Mulvihill of record and beneficially, including other entities, shares held by Sail Energy, LLC (2,484,000 shares), Lake Isle Corp. (3,889,064  shares), SB&G Properties, LLC (210,385 shares) including 210,385 shares issuable upon exercise at $0.25 per share, J and A Financing, Inc. (1,678,305 shares) including 1,678,305 shares issuable upon exercise at $0.25 per share, all of which Mrs. Mulvihill exercises voting and investment control and may be deemed the beneficial owner.

(13)
Includes shares held by Mr. Koffman of record and beneficially, directly and indirectly, including, among other entities,  shares held by Public Loan Company (91,826 shares), The K-6 Family Limited Partnership (83,334 shares), Hardyston Associates (50,000 shares), Deerfield Place Associates (450,000 shares), 300 Plaza Drive Associates (400,000 shares), New Valu, Inc. (500,000 shares), HSK Funding Inc. (9,429,385 shares) including five year warrants granted on various dates and expiring through September 2014 to purchase 2,210,568 shares at a prices ranging from $0.69 to $1.25,  IA545 Madison Assoc (2,750,000 shares) including 100,000 shares issuable on exercise at an exercise price of $0.25, SB&G Properties, LLC (420,769 shares) including 420,769 shares issuable on exercise at an exercise price of $0.25 per share, and J&A Financing, Inc. (3,356,609 shares) including 3,356,609 shares issuable on exercise at an exercise price of $0.25 per share, all of which Mr. Koffman exercises voting and investment control and may be deemed the beneficial owner .

(14)
David Selengut is the natural person who exercises voting and investment control over the shares held by Venturetek, LP.  Includes 2,386,982 in five year exercisable warrants. Also includes shares held in other entities; SB&G Properties, LLC (210,385 shares) including 210,385 shares issuable upon exercise at $0.25 per share, J and A Financing, Inc. (1,678,305 shares) including 1,678,305 shares issuable upon exercise at $0.25 per share.

(15)	Includes shares held by Mr. Behler of record, including 4,200,000 shares issuable on exercise at an exercise price of $0.25 per share.

DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock consists of 200,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share.  Giving effect to the Amendment, our authorized capital stock will consist of 400,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share.

The following is a summary of the material provisions of our capital stock.

COMMON STOCK

Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock can elect all of the members of the Board of Directors standing for election. The holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding Preferred Stock, the holders of our Common Stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any Preferred Stock that may be outstanding. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.  The holders of our Common Stock will have no preemptive or other subscription rights to purchase our Common Stock.

PREFERRED STOCK

Upon adoption of the Amendments and the filing of the certificate of amendment with the Delaware Secretary of State, our Board of Directors will have the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series and the number of shares constituting any series or the designation of the series, which may be senior to those of the Common Stock, without further vote or action by the stockholders. We have no present plans to issue any shares of Preferred Stock.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”).  These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.   Copies of such material may also be obtained from the Commission at prescribed rates.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission.  Copies of these reports may be obtained from the Commission’s EDGAR archives at  http://www.sec.gov/index.htm.

By Order of the Board of Directors:

/s/  Christopher Mulvihill
  President
  October 12, 2010

EXHIBIT A
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
OF BOOMERANG SYSTEMS, INC.

Adopted in accordance with the provisions of Section 242
of the General Corporation Law of the State of Delaware

The undersigned, being a duly authorized officer of Boomerang Systems, Inc.  (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.           The Certificate of Incorporation of the Corporation is hereby amended by striking out the introductory sentence to Article FOURTH thereof in its entirety and by substituting in lieu thereof the following new introductory sentence to Article FOURTH:

FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Four-Hundred-One Million (401,000,000) shares, of which Four-Hundred Million (400,000,000) shares, of a par value of $.001 per share, shall be designated “Common Stock”, and One Million (1,000,000) shares, of a par value of $.01 per share, shall be designated “Preferred Stock."

2.           That such amendment has been duly adopted by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that prompt written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.